Exhibit 99.1

Via E-MAIL

Date:	February 27, 2012
From:	Steve Oldham
To:	All SureWest Employees

Subject: 2012 Incentive Compensation Plan

As a follow-up to my message on Friday, I wanted to clarify one point of the 2012 Incentive Compensation Plan. Provided that our run-rate is on pace to meet the minimum achievements noted in my email below at the close of the merger, then the 2012 Incentive Plan payout will be prorated through the date of closing. The closing is expected to occur late in the second quarter or the third quarter of this year.

We will keep you up to date on our progress throughout the year.

Thanks,

Steve